Exhibit 99.(e)(11)

TENTH AMENDMENT TO

DISTRIBUTION AGREEMENT

This Tenth Amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated as of the 1st day of March 2018 by and between American Beacon Funds and American Beacon Select Funds, each a Massachusetts business trust that acts as an open-end investment company (the “Client”), and Resolute Investment Distributors, Inc., a Delaware corporation (“Resolute”) is entered into as of July 31, 2020 (the “Effective Date”).

The attached amended and restated Schedule 1 removes the American Beacon Crescent Short Duration High Income and American Beacon GLG Total Return Funds and is hereby incorporated into the Agreement, as amended, on behalf of each Fund of a Trust listed on Schedule 1 hereto, as may be amended from time to time (each, a “Fund”), and supersedes any prior Schedule 1 to the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

AMERICAN BEACON FUNDS
AMERICAN BEACON SELECT FUNDS

By:	/s/ Jeffrey K. Ringdahl
Jeffrey K. Ringdahl
Vice President

RESOLUTE INVESTMENT
DISTRIBUTORS, INC.

By:	/s/ Gene L. Needles, Jr.
Gene L. Needles, Jr.
Chairman, President & CEO

DISTRIBUTION AGREEMENT

Amended and Restated Schedule 1

Funds and Classes of the Client

As of July 31, 2020

Funds	Classes
American Beacon Funds
AHL Managed Futures Strategy Fund	R5, Investor, A, C, Y
AHL TargetRisk Fund	R5, Investor, A, C, Y
ARK Transformational Innovation Fund	R5, Investor, A, C, Y
Bahl & Gaynor Small Cap Growth Fund	R5, Investor, A, C, Y,
Balanced Fund	R5, Investor, Advisor, A, C, Y
Bridgeway Large Cap Growth Fund	R5, Investor, A, C, Y, R6
Bridgeway Large Cap Value Fund	R5, Investor, A, C, Y, R6
Continuous Capital Emerging Markets Value Fund	R5, Investor, Y
Frontier Markets Income Fund	R5, Investor, A, C, Y
Garcia Hamilton Quality Bond Fund	R5, Investor, Y, R6
International Equity Fund	R5, Investor, Advisor, A, C, Y, R6
Large Cap Value Fund	R5, Investor, Advisor, A, C, Y, R6
Mid-Cap Value Fund	R5, Investor, Advisor, A, C, Y, R6
Shapiro Equity Opportunities Fund	R5, Investor, Y
Shapiro SMID Cap Equity Fund	R5, Investor, Y
SiM High Yield Opportunities Fund	R5, Investor, A, C, Y
Small Cap Value Fund	R5, Investor, Advisor, A, C, Y, R6
Sound Point Floating Rate Income Fund	R5, Investor, A, C, Y, SP
SSI Alternative Income Fund	R5, Investor, Y
Stephens Mid-Cap Growth Fund	R5, Investor, A, C, Y, R6
Stephens Small Cap Growth Fund	R5, Investor, A, C, Y, R6
The London Company Income Equity Fund	R5, Investor, A, C, Y
Tocqueville International Value Fund	R5, Investor, Y
TwentyFour Short Term Bond Fund	A, C, Y, R6
TwentyFour Strategic Income Fund	R5, Investor, A, C, Y, Ultra
Zebra Small Cap Equity Fund	R5, Investor, A, C, Y
American Beacon Select Funds
U.S. Gov’t. Money Market Select Fund	Select